EXHIBIT 23(a)

                         INDEPENDENT AUDITOR'S CONSENT

Board of Directors
UJB Financial Corp.

     We consent to the use of our report, incorporated herein by reference, and to the reference to our Firm under the heading "Experts" in the Proxy Statement/Registration Statement.

     The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for certain investments and postemployment benefits in 1994 and a change in the method of accounting for income taxes in 1993.

                                              KPMG Peat Marwick LLP



Short Hills, New Jersey
April 26, 1995